[Letterhead of KPMG Peat Marwick LLP]

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
LifeUSA Funds, Inc.

     We consent to the use of our Firm under the headings "FINANCIAL HIGHLIGHTS" and "COUNSEL AND AUDITORS" in Part A and "CUSTODIAN, COUNSEL AND AUDITORS" in Part B of the Registration Statement.

                                   /s/KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP

Minneapolis, Minnesota
February 24, 1998